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                                                        Exhibit 99


[REPUBLIC INDUSTRIES, INC. LETTERHEAD]




FOR IMMEDIATE RELEASE                           CONTACT: J. Ronald Castell
                                                         (954) 713-5355


          REPUBLIC INDUSTRIES ANNOUNCES COMPLETION OF ADDINGTON MERGER

Fort Lauderdale, Florida (December 19, 1996) - Republic Industries, Inc. (NASDAQ:RWIN) announced that it had completed its previously announced merger transaction with Addington Resources, Inc. (NASDAQ:ADDR).

Under the terms of this transaction Addington shareholders will receive 0.9 shares of Republic common stock for each share of Addington they hold. Effective December 20, 1996, Addington Resources, Inc. (NASDAQ:ADDR) will be de-listed from trading on NASDAQ.

Republic is a diversified company operating in the automotive, solid waste, electronic security and out-of-home media industries.

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